UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Redemption of $500 million 1.40% Senior Notes due 2015

Freeport-McMoRan Inc. (“FCX”) will redeem on December 17, 2014 (the “Redemption Date”) all of its outstanding $500 million aggregate principal amount 1.40% Senior Notes due 2015 (the “2015 Notes”), at a make-whole redemption price to be calculated in accordance with the indenture governing the 2015 Notes, plus accrued and unpaid interest to the Redemption Date.

The 2015 Notes were issued under an Indenture between FCX and U.S. Bank National Association (the “2015 Notes Trustee”), dated as of February 13, 2012, as supplemented by the First Supplemental Indenture between FCX and the 2015 Notes Trustee, dated as of February 13, 2012.

Redemption of $300 million 7.625% Senior Notes due 2020

Freeport-McMoRan Oil & Gas LLC and FCX Oil & Gas Inc. (collectively, the “Subsidiaries”), wholly owned subsidiaries of FCX, will redeem on the Redemption Date all of the Subsidiaries’ outstanding $300 million aggregate principal amount 7.625% Senior Notes due 2020 (the “2020 Notes”), at a make-whole redemption price to be calculated in accordance with the indenture governing the 2020 Notes, plus accrued and unpaid interest to the Redemption Date.

The 2020 Notes were issued under an Indenture by and among Plains Exploration & Production Company (the “Original Issuer”) and Wells Fargo Bank, N.A. (the “2020 Notes Trustee”), dated as of March 13, 2007, as supplemented by the Eleventh Supplemental Indenture, by and among the Original Issuer, the guarantor parties named therein, and the 2020 Notes Trustee, dated as of March 29, 2010, and as further supplemented by the Eighteenth Supplemental Indenture, by and among the Subsidiaries, FCX, as parent guarantor, the Original Issuer and the 2020 Notes Trustee, dated as of May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: November 17, 2014